UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2006

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27118	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2006, Accelrys, Inc. (the “Company”) received a notice from NASDAQ stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2005.

As previously announced, the Company remains in discussions with the Securities and Exchange Commission (the “SEC”) with respect to the accounting treatment for certain of its contracts.  Due to the continuing discussions with the SEC, the Company was unable to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005.  While the Company cannot at this time identify the precise date when the restatement will be completed or when the Company will become current in its reporting with the SEC, we continue to work diligently to complete the restatement and to file all required SEC reports as quickly as possible.

The Company intends to request a hearing before the NASDAQ Listing Qualifications Panel to request the continued listing of the Company’s common stock on the NASDAQ National Market while the Company completes the work necessary to regain compliance with Marketplace Rule 4310(c)(14).  The Company’s common stock will continue to be traded on the NASDAQ National Market pending a decision by the NASDAQ Listing Qualifications Panel.  However, the Company cannot provide any assurance that the NASDAQ Listing Qualifications Panel will ultimately grant its request for the continued listing of its common stock.

A copy of the press release issued by the Company on February 17, 2006 announcing its receipt of the notice from NASDAQ is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release announcing the Company’s receipt of the notice from NASDAQ, dated February 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

	By:	/s/ David Sankaran
David Sankaran
Senior Vice President and Chief Financial Officer

Date: February 17, 2006